Exhibit 99.2

Baxalta Launches as a Global Biopharmaceutical Leader Dedicated to Patients with Orphan Diseases and Underserved Conditions

•	Baxalta to focus innovation on targeted therapies to advance leadership in hematology and immunology and to expand oncology business

•	New products and indications planned to contribute $2.5 billion in sales by 2020, building on base of $6 billion in annual revenue

•	Experienced management team driving a patient-focused strategy for advancing novel therapies and achieving sustainable growth

DEERFIELD, Ill., July 1, 2015 – Baxalta Incorporated (NYSE: BXLT) launches today as a global biopharmaceutical company dedicated to delivering transformative therapies to patients with orphan diseases and underserved conditions. The company continues to advance its well-established leadership position in hematology and immunology and seeks to expand its oncology portfolio for patients with limited treatment options. Baxalta plans to launch 20 new products by 2020, leveraging the company’s experienced leadership team, existing global capabilities and footprint in more than 100 countries. As of today, Baxalta begins trading on the New York Stock Exchange under the ticker symbol “BXLT”.

“Baxalta launches with a rich heritage in pioneering innovations and strategic partnerships, which positions us well to continue to develop transformative therapies. What sets us apart is our uncompromising focus on understanding patients’ needs and experiences every step of the way,” said Ludwig Hantson, chief executive officer and president, Baxalta Incorporated. “We are leveraging science and external innovation to spark discovery and work with all stakeholders – patients, healthcare professionals and policymakers – to ensure access and improve standards of care.”

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Robust Portfolio of Differentiated Brands to Treat Complex Diseases

Baxalta offers a diverse and differentiated portfolio of trusted brands. The company has pioneered several innovations in recombinant protein therapies for hemophilia and other rare blood disorders, and was the first to make human plasma available for treatment. Over the past two years, Baxalta has received seven new approvals and currently has four products under regulatory review across its three areas of focus.

In hematology, the company is advancing its leadership position with sustainable growth of on-market products, including ADVATE [Antihemophilic Factor (Recombinant)] and FEIBA [Anti-Inhibitor Coagulant Complex (Human)]. Baxalta is also bringing next-generation products, including BAX 855, an investigational extended half-life recombinant factor VIII (rFVIII) treatment for hemophilia A to be marketed in the United States under the brand name ADYNOVATE [Antihemophilic Factor (Recombinant), Pegylated].

In immunology, Baxalta expects to capitalize on its broad and differentiated immune globulin portfolio with the successful launch of HYQVIA [Immune Globulin Infusion 10% (human) with Recombinant Human Hyaluronidase], an innovative therapy for the treatment of adults with primary immunodeficiency.

In oncology, the company’s late-stage pipeline capitalizes on its expertise and capabilities in rare diseases and complex therapeutics to address patients with high unmet need and difficult-to-treat cancers including myelofibrosis, a rare blood cancer, and metastatic pancreatic cancer. In addition, Baxalta recently announced the acquisition of the ONCASPAR® (pegaspargase) product portfolio for acute lymphoblastic leukemia (ALL), which is expected to close in the second half of 2015.

Growth through Patient-Focused Innovation Strategy

Baxalta continues to transform its innovation strategy and has shifted its investments toward new external partnerships and flexible models to accelerate drug discovery and development. World-class scientists, advanced technology platforms and a patient-focused model that examines the underlying biology of disease to define novel mechanisms of actions are at the core of Baxalta’s R&D model. The company has more than 40 programs in development, 13 of which are in late-stage development.

Baxalta is advancing several breakthrough innovations that have the potential to transform the way hemophilia patients are treated. The company is currently advancing a Phase 1/2 open-label clinical trial assessing the safety and optimal dosing level of an investigational factor IX (FIX) gene therapy treatment for hemophilia B that has the potential to redefine the treatment of hemophilia by providing a mechanism for the patient’s own liver to begin producing FIX over an extended period.

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The company also recently acquired novel technology platforms in the fields of immunology and hematology, including the acquisition of SuppreMol for autoimmune and allergic diseases and AesRx for sickle cell disease. Baxalta continues to expand its oncology pipeline through strategic partnerships, such as its partnership with Merrimack Pharmaceuticals, Inc. Merrimack’s New Drug Application for MM-398 (irinotecan liposome injection) or “nal-IRI” for the treatment of patients with metastatic adenocarcinoma of the pancreas who have been previously treated with gemcitabine-based therapy was recently accepted for review by the U.S. Food and Drug Administration (FDA) and granted Priority Review status, and in parallel, an application for European approval is under review by the European Medicines Agency.

The Promise of the Baxalta Spark

Baxalta has embarked on a transformational journey to build an organization and culture where improving patients’ lives is at the center of the company strategy, values and behaviors.

“Baxalta has a renewed energy, as individuals and teams focus on accelerating innovation and access to our therapies while listening to and understanding our patients and the people who serve them on their journey,” said Hantson. “We are building a purpose-driven culture, one where employees and partners are empowered to contribute new ideas that will deliver strong performance for shareholders, breakthrough therapies and personalized services for patients, and meaningful and sustained value for all stakeholders.”

For more information, please visit www.baxalta.com/newsroom.

About Baxalta

Baxalta Incorporated (NYSE: BXLT) is a $6 billion global biopharmaceutical leader developing, manufacturing and commercializing therapies for orphan diseases and underserved conditions in hematology, oncology and immunology. Driven by passion to make a meaningful impact on patients’ lives, Baxalta’s broad and diverse pipeline includes biologics with novel mechanisms and advanced technology platforms such as gene therapy. The Baxalta Global Innovation and R&D Center is located in Cambridge, Massachusetts. Launched in 2015 following separation from Baxter International Inc., Baxalta’s heritage in biopharmaceuticals spans decades. Baxalta’s therapies are available in more than 100 countries and it has advanced biological manufacturing operations across 12 facilities, including state-of-the-art recombinant production and plasma fractionation. Headquartered in Northern Illinois, Baxalta employs 16,000 employees worldwide.

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Forward-Looking Statements

This release includes forward-looking statements concerning Baxalta’s business as a stand-alone company, including plans with regard to expected business prospects, long range plan, R&D pipeline including regulatory actions and commercial launch events, business development activities and other growth strategies. The statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: demand for and market acceptance of risks for new and existing products; product development risks; product quality or patient safety concerns; future actions of regulatory bodies and other governmental authorities, including the FDA and foreign counterparts; failures with respect to compliance programs; future actions of third-parties, including payers; U.S. healthcare reform and other global austerity measures; pricing, reimbursement, taxation and rebate policies of government agencies and private payers; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; global, trade and tax policies; accurate identification of and execution on business development and R&D opportunities and realization of anticipated benefits; fluctuations in supply and demand and the pricing of plasma-based therapies; the availability of acceptable raw materials and component supply; the inability to create timely production capacity or other manufacturing or supply difficulties; the ability to successfully achieve the intended results of the spin-off from Baxter International Inc.; the ability to enforce owned or in-licensed patents, or the patents of third parties preventing or restricting manufacture, sale or use of affected products or technology; the impact of global economic conditions; fluctuations in foreign exchange and interest rates; any changes in law concerning the taxation of income, including income earned outside the United States; actions by tax authorities in connection with ongoing tax audits; breaches or failures of Baxalta’s information technology systems; loss of key employees or inability to identify and recruit new employees; the outcome of pending or future litigation; the adequacy of Baxalta’s cash flows from operations to meet its ongoing cash obligations and fund its investment program; and other risks identified in Baxalta’s registration statement on Form 10 and other Securities and Exchange Commission filings, all of which are available on Baxalta’s website. Baxalta does not undertake to update its forward-looking statements.

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Baxalta Media Relations

Lauren Denz

Phone (office): +1-224-948-3259

Email: lauren.denz@baxalta.com

European Inquiries:

Emma Morton

Phone: +44 (0) 20 7438 3084

Email: emorton@ruderfinn.co.uk

APAC Inquiries:

Irene Yong

Phone: +65 63369410

Email: yongi@RuderFinnAsia.com

Baxalta Investor Relations Mary Kay Ladone Phone: +1-224-948-3371 Lorna Williams Phone: +1-224-948-3511

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